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                                     EXHIBIT 99.3

                           [Guaranty Federal Savings Bank]
                                  502 Madison Street
                            Clarksville, Tennessee  37040
                                    (615) 548-2202


February 16, 1996


Peoples First Corporation
100 South 4th Street
Paducah, Kentucky  42002

Gentlemen:

    The undersigned constitute the members of the Board of Directors of Guaranty Federal Savings Bank ("Bank") and have been advised by Peoples First Corporation ("PFC") that certain agreements (including Affiliate Agreements of even date herewith) of the directors of Guaranty Federal Savings Bank (the "Bank") are required to induce PFC to enter into the Acquisition Agreement dated as of February 16, 1996, between the Bank and PFC (the "Agreement").
Capitalized terms used herein are defined in the Agreement.

    The undersigned have unanimously approved and shall submit to the Bank's shareholders for approval, subject to obtaining all required regulatory approvals from the OTS and other savings bank regulatory authorities, the Agreement and the Merger Agreement at a meeting of shareholders duly called for those purposes by the undersigned. Unless inconsistent with the undersigneds' fiduciary responsibilities, the undersigned shall unanimously recommend to the shareholders of the Bank that all such shareholders vote for approval of the Agreement and the Merger Agreement, and each of the undersigned shall use his best efforts to obtain such Shareholder Approval as contemplated in Section 6.02 of the Agreement.

    Each of the undersigned (i) shall continue to own and shall not assign, transfer, or otherwise dispose of, or in any way encumber, without the prior written consent of PFC, which consent shall not be unreasonably withheld, his shares of the Bank Common Stock except as contemplated by the Agreement,
(ii) shall, subject to a definitive prospectus/proxy statement as contained in a registration statement to be filed by PFC with the Securities and Exchange Commission, in his capacity as a shareholder of the Bank, vote all of the shares of the Bank Common Stock listed across from his name on the Bank Disclosure Letter and any

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Peoples First Corporation
February 16, 1996
Page 2


subsequently acquired shares of Bank Common Stock in favor of the approval of the Agreement and the Merger Agreement (or upon the request of PFC, shall promptly grant a proxy to PFC to vote all of his shares of the Bank Common Stock in favor of approval of the Agreement and the Merger Agreement), and (iii) shall take any and all other shareholder action necessary to accomplish the transactions contemplated by the Agreement.

    In addition, the undersigned shall not, and shall cause the Bank's executive officers and the Subsidiary's directors and executive officers to not, solicit, authorize the solicitation of, or, except to the extent that the fulfillment of their fiduciary duties clearly requires such action, enter into any discussions with, any Third Party (a) to purchase any shares of the common capital stock or any option to warrant to purchase shares of the common capital stock of the Bank or the Subsidiary or of any securities convertible into the common capital stock of the Bank or the Subsidiary or any equity security of either of them; (b) to make a tender offer or exchange offer for any shares of the common capital stock of the Bank or the Subsidiary or any other equity security of the Bank or the Subsidiary; (c) to purchase, lease or otherwise acquire all or a substantial portion of the assets of the Bank or the Subsidiary; or (d) to merge, consolidate or otherwise combine with the Bank or the Subsidiary.

    The undersigned further acknowledge that they are each willing to continue to serve the Resulting Association following the Merger in the same capacities as they currently serve the Bank and further acknowledge that, in consideration for their execution and delivery of this letter agreement and for the making of the covenants and the performing of such tasks as described herein, each of the undersigned shall benefit from a smooth and orderly transition in the ownership, control and management of the Bank as contemplated by the Agreement.

                                  Very truly yours,

                                    /s/ Jack Mayer
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                                    /s/ John C. Sites
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                                    /s/ Robert E. Thompson
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                                    /s/ David Nussbaumer, Jr.
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                                    /s/ Albert P. Marks
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                                    /s/ Abner B. Harvey, Jr.
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                                    /s/ Bryce Sanders
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